EXHIBIT 99.1

FOR RELEASE October 1, 2013

SOURCE: Uni-Pixel, Inc.

UniPixel to Participate on Williams Financial Group Management Discussion Series Call on Wednesday, October 2, 2013 at 1:00 p.m. ET

THE WOODLANDS, Texas — October 1, 2013 — UniPixel, Inc. (NASDAQ: UNXL), a provider of Performance Engineered Films™ to the touch screen, flexible printed electronics, and lighting and display markets, has been invited to participate on Williams Financial Group’s Management Discussion Series conference call on Wednesday, October 2, 2013 at 1:00 p.m. Eastern time.

UniPixel President and CEO Reed Killion will present, followed by a question and answer period.

Date: Wednesday, October 2, 2013
Time: 1:00 p.m. Eastern time (12:00 p.m. Central time)
Dial-in number: 719-457-1414
Conference passcode: 581672

About UniPixel
Headquartered in The Woodlands, Texas, UniPixel, Inc. (NASDAQ: UNXL) delivers Performance Engineered Films to the Lighting, Display and Flexible Electronics markets. UniPixel's high-volume roll-to-roll or continuous flow manufacturing process offers high-fidelity replication of advanced micro-optic structures and surface characteristics over large areas. A key focus for UniPixel is developing electronic conductive films for use in electronic sensors for consumer and industrial applications. The company's newly developed UniBoss™ roll-to-roll electronics manufacturing process prints conductive elements on thin film with line widths down to ~ 5um. The company is marketing its films for touch panel sensor, cover glass replacement, protective cover film, antenna and custom circuitry applications under the UniPixel label, and potentially under private label or Original Equipment Manufacturers (OEM) brands. UniPixel's brands include Clearly Superior™, Diamond Guard™, InTouch Sensors™ and others. For further information, visit www.unipixel.com.

Company Contact:
Jeff Tomz, CFO
UniPixel, Inc.
Tel 281-825-4500

Investor Relations Contact:
Ron Both
Liolios Group, Inc.
Tel 949-574-3860
UNXL@liolios.com